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                        CERTIFICATE OF SIXTH AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF
                          ADDVANTAGE MEDIA GROUP, INC.


TO:	THE SECRETARY OF STATE OF OKLAHOMA
        State Capitol Building
        Oklahoma City, Oklahoma  73105

        The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as originally filed on September 20, 1989, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby states as follows:

        1.  The name of the corporation is:     ADDvantage Media Group, Inc.

        2. The date of filing its original Certificate of Incorporation with the Secretary of State of Oklahoma was September 20, 1989. Said Certificate of Incorporation was thereafter amended on December 14, 1990, February 14, 1991, June 20, 1991, July 8, 1992, September 14,
            1992, and October 8, 1998.

        3.  Article I is hereby amended to read as follows:

                                  "ARTICLE I

                                     NAME
                                     ----
         The name of the Corporation is ADDvantage Technologies Group, Inc."


        4. All other provisions of the Amended Certificate of Incorporation of the Corporation not amended hereby shall remain in full force and effect.

        5. This Sixth Amendment to the Certificate of Incorporation was set forth in a resolution duly adopted by the Board of Directors, which declared the adoption of the Amendment to be advisable and which ordered that the Amendment be considered by the shareholders of the Corporation entitled to vote thereon.

        Such Sixth Amendment was duly adopted in accordance with Sections 1073 and 1077 of the Oklahoma General Corporation Act by the written consent of the holders of a majority of the issued and outstanding shares of voting stock of the Corporation in lieu of a special meeting thereof, on November 10, 1999.


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        6.  Such Sixth Amendment shall not become effective until December 30,
            1999.

        IN WITNESS WHEREOF, said ADDvantage Media Group, Inc. has caused its corporate seal to be affixed hereto and this Sixth Amendment to be signed by its President and Secretary this 8th day of December, 1999.


                                                ADDVANTAGE MEDIA GROUP, INC.
ATTEST:


By /s/ Lynnwood R. Moore, Jr.			By /s/ Kenneth A. Chymiak
   ------------------------------                  --------------------------
   Lynnwood R. Moore, Jr., Secretary               Kenneth A. Chymiak, President












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